                          AGREEMENT AND PLAN OF MERGER


                                      Among


                          COUGAR HOLDINGS CORPORATION,

                            COUGAR ACQUISITION CORP.

                                       and

                        CENTENNIAL HEALTHCARE CORPORATION










                          Dated as of October 22, 1998

                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01  The Merger.................................................................................2
         SECTION 1.02  Effect of the Merger.......................................................................2
         SECTION 1.03  Consummation of the Merger.................................................................2
         SECTION 1.04  Closing....................................................................................2
         SECTION 1.05  Articles of Incorporation; By-Laws; and Directors and Officers
                                of the Surviving Corporation......................................................2
         SECTION 1.06  Further Assurances.........................................................................3
         SECTION 1.07  Company Actions............................................................................3

                                   ARTICLE II
                            CONVERSION OF SECURITIES

         SECTION 2.01  Conversion of Securities...................................................................3
         SECTION 2.02  Stock Options..............................................................................4
         SECTION 2.03  Payment for Shares.........................................................................5
         SECTION 2.04  Dissenting Shares..........................................................................6
         SECTION 2.05  Dissenting Shares After Payment of Fair Value..............................................7

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 3.01  Organization and Qualification.............................................................7
         SECTION 3.02  Authorization and Validity of Agreement....................................................8
         SECTION 3.03  Non-Contravention..........................................................................9
         SECTION 3.04  Capital Stock; Subsidiaries...............................................................10
         SECTION 3.05  SEC Filings...............................................................................11
         SECTION 3.06  Financial Statements......................................................................11
         SECTION 3.07  Absence of Undisclosed Liabilities........................................................12
         SECTION 3.08  Governmental Approvals....................................................................12
         SECTION 3.09  Absence of Certain Changes or Events......................................................12
         SECTION 3.10  Title to Properties, Absence of Liens and
                  Encumbrances...................................................................................14
         SECTION 3.11  List of Properties, Contracts and Other Data..............................................14
         SECTION 3.12  Intangible Rights.........................................................................16
         SECTION 3.13  Software..................................................................................16
         SECTION 3.14  Litigation................................................................................17
         SECTION 3.15  Governmental Authorizations and Regulations...............................................18
         SECTION 3.16  Condition of Facilities...................................................................19
         SECTION 3.17  Labor Matters.............................................................................19

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                                       i

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         SECTION 3.18  Insurance.................................................................................20
         SECTION 3.19  Use of Real Property......................................................................20
         SECTION 3.20  Conditions of Assets......................................................................21
         SECTION 3.21  Employee Benefit Plans....................................................................21
         SECTION 3.22  Environmental Matters.....................................................................22
         SECTION 3.23  Information In Proxy Statement............................................................22
         SECTION 3.24  Fraud and Abuse...........................................................................23
         SECTION 3.25  Health Professional's Financial Relationships.............................................24
         SECTION 3.26  Tax Matters...............................................................................24
         SECTION 3.27  Transactions With Affiliates..............................................................25
         SECTION 3.28  Brokers and Finders.......................................................................25
         SECTION 3.29  Opinion of Financial Advisor..............................................................25
         SECTION 3.30  Statements True and Correct...............................................................26
         SECTION 3.31  Knowledge of the Company..................................................................26

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         SECTION 4.01  Organization and Qualification............................................................26
         SECTION 4.02  Authority Relative to Agreement...........................................................26
         SECTION 4.03  Non-Contravention.........................................................................27
         SECTION 4.04  Governmental Approvals....................................................................27
         SECTION 4.05  Proxy and Schedule 13E-3 Information......................................................27
         SECTION 4.06  Brokers and Finders.......................................................................28
         SECTION 4.07  Sufficient Funds..........................................................................28

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB

         SECTION 5.01  Organization and Qualification............................................................28
         SECTION 5.02  Authorization and Validity of Agreement...................................................29
         SECTION 5.03  Non-Contravention.........................................................................29
         SECTION 5.04  Governmental Approvals....................................................................29

                                   ARTICLE VI
                               CERTAIN AGREEMENTS

         SECTION 6.01  Conduct of the Company's Business.........................................................30
         SECTION 6.02  Stockholder Approval......................................................................31
         SECTION 6.03  Access to Information.....................................................................32
         SECTION 6.04  Further Assurances........................................................................32
         SECTION 6.05  Inquiries and Negotiations; Certain Payments..............................................32

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                                       ii

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         SECTION 6.06  Notification of Certain Matters...........................................................34
         SECTION 6.07  Indemnification...........................................................................34

                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

         SECTION 7.01  Conditions to the Merger Relating to Parent
                  and Acquisition Sub............................................................................35
         SECTION 7.02  Conditions to the Merger Relating to the
                  Company........................................................................................37

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

         SECTION 8.01  Termination and Abandonment...............................................................38
         SECTION 8.02  Effect of Termination.....................................................................39

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01  Nonsurvival of Representations and Warranties.............................................39
         SECTION 9.02  Expenses, Etc.............................................................................40
         SECTION 9.03  Publicity.................................................................................40
         SECTION 9.04  Execution in Counterparts.................................................................40
         SECTION 9.05  Notices...................................................................................40
         SECTION 9.06  Waivers...................................................................................41
         SECTION 9.07  Headings; Interpretation..................................................................42
         SECTION 9.08  Entire Agreement..........................................................................42
         SECTION 9.09  Governing Law.............................................................................42
         SECTION 9.10  Severability..............................................................................42
         SECTION 9.11  Binding Effect, Benefits..................................................................43
         SECTION 9.12  Assignability.............................................................................43
         SECTION 9.13  Amendments................................................................................43

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                                       iii

                    INDEX TO EXHIBIT AND DISCLOSURE SCHEDULE

Exhibit      Description
-------      -----------
   A         Form of Opinion of King & Spalding
   B         Form of Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol


Disclosure
 Schedule
  Section                           Description
-----------                         -----------
3.01              Qualifications to do Business
3.03              Non-Contravention
3.04(a)           Stock of Company and Corporate Subsidiaries
3.04(b)           Options, Warrants, etc. of Company and Corporate Subsidiaries
3.04(c)           Options, Warrants, etc. of Partnership Subsidiaries
3.04(d)           Other Investments
3.08              Governmental Approvals (Company)
3.09              Certain Changes
3.10              Liens and Encumbrances
3.11              Properties, Contracts, etc.
3.12              Intangible Rights
3.14              Litigation
3.15              Governmental Authorizations
3.16              Condition of Facilities
3.17              Labor Matters
3.18              Insurance
3.19              Use of Real Property
3.20              Condition of Assets
3.21              Employee Benefits
3.22              Environmental Matters
3.26              Tax Matters
3.28              Transactions with Affiliates
3.31              Knowledge of the Company
4.04              Governmental Approvals (Parent)
5.04              Governmental Approvals (Acquisition Sub)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of October 22, 1998, by and among COUGAR HOLDINGS CORPORATION, a Delaware corporation ("Parent"), COUGAR ACQUISITION CORP., a Georgia corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), and CENTENNIAL HEALTHCARE CORPORATION, a Georgia corporation (the "Company"). The Company and Acquisition Sub are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation".

                  WHEREAS a special committee (the "Special Committee") comprised of three independent directors of the Board of Directors of the Company (the "Company Board") has unanimously determined that the terms of the proposed acquisition of the Company by Parent pursuant to a merger of Acquisition Sub with and into the Company, upon the terms and subject to the conditions hereinafter provided, are fair to, and in the best interest of, the Company and the shareholders of the Company (the "shareholders" or the "Public Shareholders"); and

                  WHEREAS the Special Committee has unanimously approved this Agreement and Plan of Merger (the "Agreement") and has unanimously recommended that the Company Board approve this Agreement and the merger, which recommendation is based in part on a fairness opinion issued by J.P. Morgan Securities Inc. (the "Independent Advisor"), independent financial advisors to the Special Committee, that, as of the date of such opinion and based on the assump tions, qualifications and limitations contained therein, the consideration to be received by the Public Shareholders for their shares in the merger is fair to the Public Shareholders from a financial point of view; and

                  WHEREAS the Company Board has granted full responsibility and authority on behalf of the Company and the Board to the Special Committee to modify, amend or otherwise change this Agreement, or any of its terms or provisions (including modifications, amendments or changes subsequent to the Closing), to take all action and to execute all documents necessary or desirable to consummate the transactions contemplated by this Agreement, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices on behalf of the Company hereunder, to negotiate and settle claims on behalf of the Company hereunder, and to perform any other act arising under or pertaining to this Agreement and the transactions contemplated hereby on behalf of the Company; and

                  WHEREAS, the respective Boards of Directors of Parent and Acquisition Sub and the Company Board have each (i) approved, upon the terms and subject to the conditions hereinafter provided, and (ii) determined that the merger is fair to, and deem it advisable and in the best interest of their respective shareholders to consummate, the acquisition of the Company by Parent pursuant to a merger of Acquisition Sub with and into the Company;

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger (as hereinafter defined) and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as hereinafter defined), in accordance with this Agreement and the Georgia Business Corporation Code (the "Georgia Code"), Acquisition Sub shall be merged with and into the Company (the "Merger"), the separate existence of Acquisition Sub (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation in the Merger.

                  SECTION 1.02 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of the Company and Acquisition Sub in accordance with the Georgia Code and the Merger shall otherwise have the effects set forth in
Section 14-2-1101 et seq. of the Georgia Code.

                  SECTION 1.03 Consummation of the Merger. As soon as practicable (and in any event within five (5) business days) after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties to this Agreement will cause the Merger to be consummated by filing with the Secretary of State of the State of Georgia a properly executed certificate of merger in accordance with Section 14-2-1105 of the Georgia Code, which shall be effective upon filing or on such later date and time as the parties hereto agree shall be specified in the Certificate of Merger (the time of such effectiveness being hereinafter referred to as the "Effective Time").

                  SECTION 1.04 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, at a location mutually agreed upon by Parent and the Company, at 10:00 a.m. (local time) on the day on which the Certificate of Merger is filed pursuant to Section 1.03 (the "Closing Date").

                  SECTION 1.05 Articles of Incorporation; By-Laws; and Directors and Officers of the Surviving Corporation. Subject to Section 6.07, the Articles of Incorporation of Acquisition Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and as provided by the Georgia Code. The By-Laws of Acquisition Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and the Articles of Incorporation of the Surviving Corporation and as provided by the Georgia Code. From and after the Effective Time and until their respective successors are duly elected or appointed and qualified, (a) the directors of Acquisition Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                  SECTION 1.06 Further Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation or otherwise to carry out the purposes of this Agreement.

                  SECTION 1.07 Company Actions. The Company hereby approves of and consents to the Merger and represents and warrants that its Board of Directors, at a meeting duly called and held, and acting on the unanimous recommendation of the Special Committee, has (i) unanimously determined that each of this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of the Company, (ii) unanimously adopted this Agreement and the transactions contemplated hereby, including the Merger and (iii) unanimously resolved to recommend that the shareholders of the Company adopt this Agreement and the Merger, provided, however, that such recommendation may be with drawn, modified or amended if, in the opinion of the Board of Directors, after receipt of advice from outside legal counsel, failure to withdraw, modify or amend such recommendation would result in the Board of Directors violating its fiduciary duties to the Company's shareholders under applicable law. The Company further represents that the Independent Advisor has delivered to the Company's Board of Directors its written opinion that the Merger Consideration (as hereinaf ter defined) is fair to the holders of Shares (as hereinafter defined) from a financial point of view.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  SECTION 2.01 Conversion of Securities. By virtue of the Merger and without any action on the part of either Constituent Corporation or any holder of the capital stock thereof, at the Effective Time:


                           (a) each share of Common Stock, par value $.01 per share, of Acquisi tion Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation;

                           (b) each share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") that is held in the treasury of the Company or of any Subsidiary, or by Parent or any of its subsidiaries, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor; and

                           (c) each remaining share (each a "Share") of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive an amount in cash, without interest, equal to Sixteen Dollars ($16.00) per Share (the "Merger Consideration").

                  SECTION 2.02 Stock Options.

                  (a) At the Effective Time, each stock option outstanding under the Company's 1994 Employee Stock Option Plan, the Company's 1996 Executive Stock Plan, the Company's 1996 Employee Stock Option Plan and/or the Company's 1997 Stock Plan (collectively, the "Company Stock Option Plans") shall, to the extent not theretofore vested, become vested and shall terminate as of the Effective Time. Each holder of any such stock option having an exercise price less than the Merger Consideration shall be entitled to receive from the Company, in cancellation and settlement of such stock option, an amount in cash determined by multiplying (x) the excess, if any, of the Merger Consideration over the per share exercise price of each such option by (y) the number of shares of Company Common Stock issuable upon exercise of such option, subject to applicable withholding taxes, if any; and each holder of any such stock option having an exercise price equal to or greater than the Merger Consideration shall not receive any consideration in cancellation and settlement of such stock option.

                  (b) Prior to the Effective Time, the Company (x) shall not, without first obtaining the consent of Parent, grant any additional stock options or modify the provisions thereof or of any of the Company Stock Option Plans (except as provided in this Section 2.02) and (y) shall take all necessary actions to ensure that (1) the Company Stock Option Plans and all options issued and outstanding thereunder shall terminate and be canceled as of the Effective Time, (2) the provisions in any other plan, program, agreement or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary, shall be canceled as of the Effective Time and (3) all Company options that are not exercised prior to the Effective time will terminate and expire as of the Effective Time.


                  SECTION 2.03 Payment for Shares.

                  (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. At the Effective Time, Parent and Acquisition Sub shall cause such funds as are required for the conversion of the Shares pursuant to Section 2.01(c) (the "Exchange Fund") to be deposited with the Exchange Agent.

                  (b) Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of one or more Shares (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the certificates that immediately prior to the Effective Time represented outstanding Shares (each, a "Certificate") shall pass, only upon proper delivery of such Certificates to the Exchange Agent and have such other provisions as Parent shall specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Until surrendered as contemplated by this Section 2.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration.

                  (c) Upon surrender of a Certificate (duly endorsed as the Exchange Agent may require) for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the Shares previously represented by such Certificate, after giving effect to any applicable withholding tax, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate.

                  (d) If the Merger Consideration is to be paid to any person other than the person in whose name the Certificates surrendered for conversion are registered, it shall be a condition of payment that such Certificates be properly endorsed and the signatures thereon properly guaranteed and otherwise in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of such consideration to a person other than the registered holder of such Certificate, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (e) If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as Parent and/or the Exchange Agent may require and
(iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall deliver to such holder the Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate have been converted.

                  (f) Any portion of the Exchange Fund held by the Exchange Agent for delivery pursuant to this Section 2.03 and unclaimed at the end of six months after the Effective Time shall be repaid or redelivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Section 2.03 shall, subject to applicable law, thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such holders' Shares. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts unclaimed by holders of Shares two years after the Effective Time (or such earlier date immedi ately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

                  (g) At and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certifi cates are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, they shall be canceled and exchanged for Merger Consideration as provided in this Section 2.03.

                  SECTION 2.04 Dissenting Shares.

                  (a) Notwithstanding anything in this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by any shareholder who has delivered to the Company, prior to the vote of shareholders required by Section 6.02 hereof, a written notice in accordance with Article 13 of the Georgia Code of such shareholder's intent to demand payment for such shareholder's Shares if the Merger is effected and who shall have not voted such Shares in favor of the approval and adoption of this Agreement (collectively, the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of Article 13 of the Georgia Code, provided, however, that if such shareholder shall waive such shareholder's right to demand payment under Article 13 of the Georgia Code or a court of competent jurisdiction shall determine that such shareholder is not entitled to the relief provided by said Article 13, then the right of such holder of Dissenting Shares to be paid the fair value of such shareholders Dissenting Shares shall cease and such Dissenting Shares shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon.

                  (b) The Company shall give Parent and Acquisition Sub (i) prompt notice of any notices or other instruments received by the Company pursuant to Article 13 of the Georgia Code and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment for Dissenting Shares. The Company shall not, except with the prior written consent of Parent and Acquisition Sub, voluntarily offer to make or make any payment with respect to any demands for payment for Dissenting Shares or settle or offer to settle any such demands.

                  SECTION 2.05 Dissenting Shares After Payment of Fair Value. Dissenting Shares, if any, shall be canceled after payments of fair value in respect thereto have been made to dissenting shareholders of the Company pursuant to the Georgia Code.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Acquisition Sub as follows:

                  SECTION 3.01 Organization and Qualification.

                  (a) The Company and each of its corporate Subsidiaries (the "Corporate Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly licensed or qualified and in good standing to do business as a foreign corporation, and is authorized to do business, in each other jurisdiction in which the character or location of the properties owned, leased, managed or operated by such entity or the nature of the business transacted by it makes such licensing or qualification neces sary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect (as hereinafter defined). The Company has heretofore delivered to Parent accurate and complete copies of its Articles of Incorporation and By-laws and the charter and By-laws of each of the Corporate Subsidiaries, all as currently in effect. The Company and each Corporate Subsidiary has the requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as currently conducted. As used in this Agreement, "Material Adverse Effect" shall mean a material adverse effect on the business, properties, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                  (b) Each of the Company's partnership Subsidiaries (the "Partnership Subsidiaries") is a partnership or limited partnership duly organized and validly existing under the laws of the state of its organization, and is duly licensed or qualified and, to the extent applicable, in good standing, to do business as a foreign partnership, and is authorized to do business, in each other jurisdiction in which the character or location of the properties owned, leased, managed or operated by such entity or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reason ably be expected to have a Material Adverse Effect. The Company has heretofore delivered to Parent accurate and complete copies of the partnership agreement (and other organizational documents) of each of the Partnership Subsidiaries, all as currently in effect. The Partnership Subsidiaries have the requisite partnership power and authority to own or lease and operate their respective assets and properties and to carry on their respective businesses as currently conducted.

                  (c) Section 3.01 of the Disclosure Schedule sets forth a complete list of the jurisdictions in which the Company and each of the Subsidiaries is licensed or qualified to do business.

                  (d) As used herein, (x) the term "Subsidiaries" means all those corporations and other business entities of which the Company (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent, or
(ii) in the case of partnerships, serves as a general partner, or (iii) in the case of a limited liability company, serves as a managing member or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof, and (y) the term "Facility" means any nursing home or other medical facility owned or leased (a "Proprietary Facility") or managed (a "Managed Facility") by the Company or any Subsidiary. Except as expressly provided herein, each reference in this Agreement to the Company or a Subsidiary shall be deemed to include any Proprietary Facility that is owned or leased by such entity, whether so expressed or not, including, by way of example and not of limitation, references to contracts and commitments entered into, or purported to be entered into, in the name of any such Proprietary Facility and licenses or other property or assets held by, or purported to be held by, any such Proprietary Facility.

                  SECTION 3.02 Authorization and Validity of Agreement.

                  (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action (including without limitation the unanimous approval of the Special Committee), subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, which is the only shareholder vote required for approval of this Agreement and the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto and assuming that this Agreement constitutes a valid and binding obligation of Parent and Acquisition Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (b) At a Special Committee meeting duly called and held on October 21, 1998, the Special Committee, based in part upon the opinion of the Independent Advisor, unanimously (i) determined that this Agreement and the Merger contemplated hereby are fair to and in the best interest of the Public Shareholders, (ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend the approval and adoption of this Agreement and the Merger by the shareholders of the Company.

                  (c) At a Company Board meeting duly called and held on October 22, 1998, the Company Board, based in part upon the approval and recommendation of the Special Committee described in Section 3.02(b), (i) determined that this Agreement and the Merger contemplated hereby are fair to and in the best interest of the Public Shareholders, (ii) approved, authorized and adopted this Agreement, the Offer, the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend the approval and adoption of this Agreement and the Merger by the shareholders of the Company.

                  (d) The Independent Advisor has delivered to the Special Committee and to the Company Board its written opinion, dated prior to or as of the date of this Agreement, that based on the assumptions, qualifications and limitations contained therein, the cash consideration to be received by the Public Shareholders in the Merger is fair to such holders from a financial point of view.

                  SECTION 3.03 Non-Contravention. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the terms and provisions hereof, will (i) violate, contravene, conflict with or result in a breach of any provision of the Company's Articles of Incorporation or By-laws or the Articles or Certificate of Incorporation or By-laws (or other equivalent organizational documents) of any Subsidiary, (ii) except as set forth on Section 3.03 of the Disclosure Schedule, result in any material respects in any breach or violation of, conflict with, or constitute or result in a default or event of default or event which, with notice or lapse of time or both, would constitute such a default or event of default (or give rise to any right of termina tion, cancellation, payment or acceleration, or any other right to materially diminish the rights of, or materially increase the obligations or costs to, the Company or any Subsidiary) under, or require any consent pursuant to, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the properties or assets owned, leased or managed by the Company and/or any Subsidiary under the terms or provisions of, any material note, bond, mortgage, license, franchise, permit, lease, indenture, agreement, contract or other instrument or obligation to which the Company and/or any Subsidiary is a party or to which any of the material properties or assets owned, leased or managed by the Company or any Subsidiary are bound or otherwise affected or (iii) contravene or violate in any material respects any law, rule, regulation, licensing requirement, permit, order or decree of any court, arbitrator or any other agency of government or authority by which the Company or any Subsidiary is bound or by which any material properties or assets owned, leased or managed by the Company or any Subsidiary are bound or otherwise affected.

                  SECTION 3.04  Capital Stock; Subsidiaries.

                  (a) The total number and par value of authorized shares of capital stock of the Company and each of the Corporate Subsidiaries and the total number of issued and outstanding shares of capital stock of the Company and each of the Corporate Subsidiaries is set forth on Section 3.04(a) of the Disclosure Schedule. All shares of capital stock of the Company and each of the Corporate Subsidiaries are validly issued and outstanding, fully paid and nonassessable. The total number of partnership (general or limited) units or other interests authorized, and the total number of partnership (general or limited) units or other interests outstanding of the Partnership Subsidiaries is set forth on Section 3.04(a) of the Disclosure Schedule. All of such partnership units or other interests are validly issued and outstanding, fully paid and nonassessable. All of the outstanding shares of capital stock or partnership (general or limited) units of each Subsidiary are directly owned, of record and beneficially, by the persons (and in the relative ownership percentages) listed on Section 3.04(a) of the Disclosure Schedule, free and clear of all pledges, security interests, liens, claims, charges or other encumbrances of any nature whatsoever, except for those pledges, security interests, liens, claims, charges or other encumbrances set forth on Section 3.04(a) of the Disclosure Schedule. None of the outstanding shares of capital stock or partnership units or other interests of the Company or any Subsidiary are subject to, nor were any of them issued in violation of, any pre-emptive or similar rights or any right of first refusal or first offer or other similar right in favor of any person and there are no proxies outstanding or restrictions on or agreements with respect to the voting or transferability any of such shares or units or other interests.

                  (b) Except as set forth on Section 3.04(b) of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company or any Corporate Subsidiary is authorized or outstanding, (ii) there are no outstanding stock appreciation rights or phantom stock plans of the Company, (iii) there is not any commitment on the part of the Company or of any Corporate Subsidiary to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets and (iv) neither the Company nor any Corporate Subsidiary has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of the capital stock of the Company or the Corporate Subsidiaries or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  (c) Except as set forth on Section 3.04(c) of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any interest in any Partnership Subsidiary is authorized or outstanding, (ii) there is not any commitment of any Partnership Subsidiary to issue any partnership interests or other rights or to distribute to its partners any evidences of indebtedness or assets and (iii) no Partnership Subsidiary has any obligation (contingent or other) to purchase, redeem or otherwise acquire any partnership interests or to pay or make any other distribution in respect thereof.

                  (d) Other than the capital stock of the Corporate Subsidiaries and the partnership (general or limited) units of the Partnership Subsidiaries, and except as set forth on Section 3.04(d) of the Disclosure Schedule, neither the Company nor any Subsidiary owns of record or beneficially, or has any right or obligation to acquire, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into or exchangeable for capital stock of any other corporation or (ii) any participating interests in any partnership, joint venture or other non-corporate business enterprise.

                  SECTION 3.05  SEC Filings

                  (a) The Company has timely filed and (except for preliminary materials) made available to Parent all reports, statements, registration statements and other documents (including all exhibits thereto) filed or required to be filed by the Company with the Securities Exchange Commission (the "SEC") (such reports, registration statements and other documents being referred to herein collectively as the "Company SEC Filings"), including without limitation, (i) the Company's Registration Statement on Form S-1 dated July 2, 1997, (ii) the Annual Report of the Company on Form 10-K for the year ended 1997, (iii) the Quarterly Reports of the Company on Form 10-Q for the three months ended March 31, 1998 and June 30, 1998, and (iv) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company. The Company SEC Filings, including, without limitation, any financial statements or schedules including therein or incorporated therein by reference, (i) at the time filed, complied in all material respects with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and other applicable laws, rules and regulations and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Filings or necessary in order to make the statements in such Company SEC Filings, in light of the circumstances under which they were made, not misleading. No Subsidiary is, or has been, required to file any forms, reports or other documents with the SEC.

                  SECTION 3.06 Financial Statements. The financial statements of the Company and its Subsidiaries contained in the Company SEC Filings or otherwise furnished to Parent and Acquisition Sub, including (i) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 (the "Audited Balance Sheet") and as of each of December 31, 1996 and December 31, 1995 and the related statements of income, shareholders' equity and cash flows for the respective years then ended, in each case certified by PricewaterhouseCoopers LLP, the independent public accountants retained by the Company and (ii) the unaudited consolidated balance sheets of the Company as of June 30, 1998 (the "Interim Balance Sheet") and June 30, 1997, and the related statements of operations, shareholders' equity and cash flows for the respective six-month periods then ended, certified by the Chief Financial Officer of the Company, are in accordance with the books and records of the Company and its Subsidiaries (except as may be indicated in the notes thereto or in the case of unaudited statements, as permitted by Rule 10- 01 of Regulation S-X promulgated by the SEC) and present fairly (subject, in the case of unaudited statements, to normal, recurring accruals, none of which individually or in the aggre gate will be material), in all material respects, the consolidated financial position of the Company as of such respective dates and the consolidated results of its operations for the respective periods then ended in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods involved.

                  SECTION 3.07 Absence of Undisclosed Liabilities. Except as set forth on, and to the extent reflected in, the Interim Balance Sheet or the Company SEC Filings or as may have been incurred since June 30, 1998 in the ordinary course of business and consistent with past practice, neither the Company nor any Subsidiary has incurred any liabilities or obligations of any kind or nature, whether known or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) of a nature customarily accrued, reserved against or disclosed in a corporate balance sheet (including the notes thereto) prepared in conformity with GAAP, including without limitation any tax liabilities due or to become due.

                  SECTION 3.08 Governmental Approvals. Except as set forth in
Section 3.08 of the Disclosure Schedule, no order, authorization, approval or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over the Company, any Subsidiary or any Facility is required for the execution, delivery and performance of this Agreement by the Company or is necessary in order to ensure the legality, validity, binding effect or enforceability of this Agreement, other than (i) filings in connection or compliance with the provisions of any federal or state securities laws and/or the rules of the National Association of Securities Dealers, Inc. ("NASD"), (ii) filings with the Federal Trade Commission and with the Antitrust Division of the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
Act), and
the rules promulgated thereunder, (iii) the filing of a Certificate of Merger with the Secretary of State of the State of Georgia and related informational filings under applicable laws of other states in which the Company is qualified to do or is doing business, and (iv) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not, individually or in the aggregate, have a Material Adverse Effect or materially delay or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.

                  SECTION 3.09 Absence of Certain Changes or Events.

                  (a) Since June 30, 1998, except (x) as otherwise set forth in
Section 3.09 of the Disclosure Schedule, (y) as specifically disclosed in the Company SEC Filings or (z) as otherwise specifically contemplated by this Agreement, neither the Company nor any Subsidiary (excluding any Managed Facility) has:

                  (i) changed or amended its Articles or Certificate of Incorporation or By-laws (or other governing documents); (ii) incurred any indebtedness for borrowed money or guaranteed any indebtedness for borrowed money or incurred any other material obliga tion or liability (whether fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice; (iii) discharged or satisfied any lien, security interest, charge or other encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice; (iv) mortgaged, pledged or subjected to any lien, security interest, charge or other encumbrance (other than Permitted Liens) any of its assets or properties; (v) transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except for a fair consideration in the ordinary course of business and consistent with past practice, acquired any assets or properties; (vi) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or otherwise acquired any of its capital stock or split, combined or otherwise altered its capital stock or authorized the creation or issuance of or issued or sold any shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock or issued to any person any other right to acquire any shares of its capital stock or any stock appreciation or similar rights; (vii) made any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any material property or assets of any other individual, firm or corporation (other than transactions between or among the Company and/or the Subsidiaries);
         (viii) canceled or compromised any debt or claim other than in the ordinary course of business, consistent with past practice; (ix) increased the rate or terms of compensation payable or to become payable by the Company or the Subsidiaries to their directors, officers or employees, or increased the rates or terms of any bonus, insurance, pension, or other employee benefit plan, payment or arrangement; (x) waived or released any rights of material value, including without limitation, any Intangible
         Rights, except in the ordinary course of business and consistent with past practice; (xi) transferred or granted any rights under or with respect to any Intangible Rights, or permitted any license, permit or other form of authorization relating to an Intangible Right to lapse, except in the ordinary course of business and consistent with past practice; (xii) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of the Company or any Subsidiary; (xiii) entered into any transaction, contract or commitment that, individually or in the aggregate, are material to the Company and its Subsidiaries taken as a whole, except
         (x) contracts listed, or which pursuant to the terms hereof are not required to be listed, on Section 3.11 of the Disclosure Schedule, (y) this Agreement and the transactions contemplated hereby and (z) as permitted by Section 6.01; (xiv) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct its business; or (xv) agreed in writing or otherwise to take any of the actions listed in clauses (i) through (xiv) of this Section 3.09 or caused or allowed any Managed Facility to take any of the actions listed in clauses (ii) through (xiv) of this Section 3.09.

                  (b) Since June 30, 1998, the Company and its Subsidiaries have not suffered a Material Adverse Effect.

                  SECTION 3.10 Title to Properties, Absence of Liens and Encumbrances. Except as reflected in the Audited Balance Sheet (including any related notes thereto), as set forth in Section 3.10 of the Disclosure Schedule or with respect to assets disposed of since December 31, 1997 in the ordinary course of business and consistent with past practice, each of the Company and the Subsidiaries (i) has good and marketable fee simple title to all real property owned by it and (ii) has good and valid title to all its other assets and properties, in each case free and clear of all liens, claims, charges, security interests or other encumbrances, other than (x) liens for taxes not yet delinquent, (y) mechanics, materialmen's and similar liens and encumbrances which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the assets, business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, or
(z) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business (the liens, charges, security interests and other encumbrances described in clauses (x), (y) and (z) above being referred to herein as "Permitted Liens"). Any real property and buildings held under lease by the Company or any of the Subsid iaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and would not individually or in the aggregate have a Material Adverse Effect on the Company and the Subsidiaries and do not interfere with the use made and proposed to be made of such property and buildings.

                  SECTION 3.11  List of Properties, Contracts and Other Data.

                  (a) Annexed hereto as Section 3.11 of the Disclosure Schedule is a list setting forth the following:

                  (i) a description of all real property owned by the Company or any Subsidiary and (ii) all leases of real or personal property involving payments in excess of $100,000 per annum (x) to which the Company or any Subsidiary is a party, either as lessee or lessor or (y) that relate to any real or personal property used in the business of the Company and/or the Subsidiaries (the "Business"), in each case including a description of the property to which each such lease relates;

                  (ii) all collective bargaining agreements, employment and consulting agree ments, executive compensation plans, bonus plans or arrangements, severance plans or arrangements, deferred compensation agreements, employee pension plains or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other similar plans or arrangements providing for benefits to employees of, or independent contractors or other agents for, the Company or any Subsidiary which have not been filed as exhibits to the Company SEC Filings and which exceed $100,000 per annum; and

                  (iii) all contracts, understandings and commitments (including without limitation mortgages, indentures and loan agreements) to which the Company or any Subsidiary is a party, or to which the Company or any Subsidiary or any of the assets or properties owned, leased or managed by the Company or any of the Subsidiaries are subject and which are not specifically referred to in clause (a)(i) or (a)(ii) above, provided that there need not be listed in Section 3.11 of the Disclosure Schedule pursuant to this clause (a)(iii) any contracts, understandings, or commitments filed as exhibits to the Company SEC Filings or which are incurred in the ordinary course of business and consistent with past practice, other than any such contract, understanding or commitment which (A) is a contract or group of related contracts which exceeds $100,000 in amount, (B) contains warranties by the Company or any Subsidiary materially more burdensome than those customary in the Business or (C) cannot be performed in the normal course within 365 days after the Effective Time or canceled within such period by the Company or any Subsidiary or its assignee, without breach or penalty.

                  (b) Except as set forth on Section 3.11 of the Disclosure Schedule or disclosed in the Company SEC Filings, neither the Company nor any Subsidiary is party to any agreement with any employee (i) the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement or (ii) providing severance benefits in excess of those generally available under the Company's severance policies as in effect on the date hereof (which are described in

Section 3.11 of the Disclosure Schedule), or which are conditioned upon a change of control, after the termination of employment of such employees regardless of the reason for such termination of employment. Except as set forth on Section
3.11 of the Disclosure Schedule or disclosed in the Company SEC Filings, neither the Company nor any Subsidiary is a party to any employment agreement or compensation guarantee extending for a period longer than one year from the date hereof.

                  True and complete copies of all documents and complete descriptions of all oral understandings (if any) referred to in Section 3.11 of the Disclosure Schedule have been provided or made available to Parent and its counsel. Except as disclosed in Section 3.11 of the Disclosure Schedule, to its knowledge, neither the Company nor any Subsidiary has been notified in writing of any claim that any contract referred to in Section 3.11 of the Disclosure
Schedule is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default or event of default or that the consummation of the transactions contemplated hereby would result in a default or any such condition which, in either case, could reasonably be expected have a Material Adverse Effect.

                  SECTION 3.12 Intangible Rights.

                  (a) Section 3.12 of the Disclosure Schedule lists (i) all patents, trademarks and trade names, trademark and trade name registrations, logos, service marks registrations, copy rights and copyright registrations, all applications pending on the date hereof for patent or for trademark, trade name, service mark or copyright registrations, and all other proprietary rights (collectively "Intangible Rights") owned by the Company or any Subsidiary or used by them in connection with the Business specifying the nature of its rights therein, and (ii) all licenses granted by or to the Company or any Subsidiary and all other agreements to which the Company or any Subsidiary is a party which relate, in whole or in part, to any Intangible Rights mentioned in clause (i) above, whether owned b) the Company or any Subsidiary or otherwise. Except as set forth in Section 3.12 of the Disclosure Schedule and except where such noncompliance, absence of rights or other failure, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company and the Subsidiaries, (w) the Company and the Subsidiaries have complied with their respective contractual obligations relating to the protection of such of the Intangible Rights used by them pursuant to licenses or other contracts, (x) the Company and each of the Subsidiaries has the right to use the Intangible Rights to provide, sell and produce the services and products provided, sold and produced by it, and to conduct its business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, (y) all such Intangible Rights are valid, enforceable and in good standing and no claims have been asserted with respect to the use by the Company or the Subsidiaries of any of the Intangible Rights or otherwise for patent, copyright or trademark infringement, and (z) to the knowledge of the Company, no person is infringing on or violating the Intangible Rights or know-how used by the Company or any Subsidiary.

                  (b) Upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will continue to own and have the right to use the Intangible Rights necessary to conduct the Business of the Company and the Subsidiaries (other than any such rights, the absence of which would not have a Material Adverse Effect, free and clear of all material claims, liens, encumbrances, obligations and liabilities and, with respect to any agree ments for the license of any licensed Intangible Rights which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company and its Subsidiaries to continue to use and operate such Intangible Rights, the Company will have obtained such consents or taken such other actions so required.

                  SECTION 3.13  Software.

                  (a) The Company and each of the Subsidiaries has valid licenses to all copies of all software that is not owned by it and is used by it in connection with the conduct of its business ("Third Party Software"), and the use by the Company or such Subsidiary of such Third Party Software, including without limitation all modifications and enhancements thereto (whether or not created by the Company), complies with such license (except for such noncompliance as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect). The Company owns all right, title and interest in and to all software or has obtained a third party license to all software that is marketed or licensed by the Company and the Subsid iaries to customers or held for use or in development for marketing and licensing to customers (collectively, the "Proprietary Software").

                  (b) No claim or demand with respect to any such infringement or violation has been made or, to the knowledge of the Company, threatened, with respect to either the Proprietary Software or the Third Party Software.

                  (c) To the knowledge of the Company, there are no viruses in the Proprietary Software and there are no defects in the Proprietary Software that would prevent such software from performing in all material respects the tasks and functions that it was intended to perform except those that can be cured without a Material Adverse Effect.

                  (d) The Company has conducted an inventory of the Proprietary Software, as well as the hardware and embedded microcontrollers in noncomputer equipment (collectively, the "Computer Systems") used by the Company and its Subsidiaries in connection with their respective Businesses in order to determine which parts of the Computer Systems are not Year 2000 Compatible (as defined below) and to estimate the cost of rendering such Computer Systems Year 2000 Compatible prior to January 1, 2000 or such earlier date on which the Computer Systems may shut down or produce incorrect calculations or otherwise malfunction without becoming totally inoperable. "Year 2000 Compatible" means that the Computer Systems (i) correctly perform date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate or will operate in accordance with their specifications prior to, during and after the calendar year 2000 A.D., including, but not limited to, leap years; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century. The Company has delivered to the Parent a copy of its findings regarding "Year 2000 Compatible".

                  SECTION 3.14  Litigation.

                  (a) Section 3.14 of the Disclosure Schedule sets forth a complete list and an accurate description of all claims, actions, suits, proceedings and (to the knowledge of the Company) investigations pending or, to the knowledge of the Company, threatened, by or against or involving the Company or any Subsidiary or any Facility or any of the properties, rights or businesses owned, leased or managed by the Company or any Subsidiary. Except as set forth in Section 3.14 of the Disclosure Schedule, no such claims, actions, suits, proceedings or investigations, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) There are no actions, suits, proceedings or claims pending before or by any court, arbitrator or government agency against or affecting the Company, any Subsidiary or any Facility which seek to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

                  SECTION 3.15 Governmental Authorizations and Regulations.

                  (a) To the knowledge of the Company, and except as set forth in Section 3.15 of the Disclosure Schedule, the Company and each Subsidiary has complied and is currently in compliance with each, and is not in violation of any, law, ordinance, or governmental or regula tory rule or regulation, whether federal, state, local or foreign, to which such entity's business, operations, assets or properties is subject ("Regulations"), except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.15 of the Disclosure Schedule, the Company and each Subsidiary owns, holds, possesses or lawfully uses in the operation of its business all material franchises, licenses, permits, certificates of need ("CON"), provider agreements and certifications under Subchapters XVIII and XIX of the Social Security Act (the "Social Security Act"; the reimbursement programs promulgated under such Subchapters are hereinafter referred to as the "Medicare and Medicaid Programs") and any other applicable laws for reimbursement for long-term, skilled and intermedi ate nursing care, or other type of care provided at each Facility, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by the Company and such Subsidiary or any Professional in the conduct of the Business, free and clear of all liens, claims, charges, restrictions and encumbrances and in substantial compliance with all Regulations, other than any such Authorizations which, if not owned, held, possessed or lawfully used by the Company and each Subsidiary, would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default, nor has the Company or any Subsidiary received any notice of any claim of default, with respect to any such Authorization. Except as set forth in Section
3.15 of the Disclosure Schedule, neither the Company nor any Subsidiary has been informed in writing that any action currently is pending by any governmental or regulatory official, body or authority, either to revoke, withdraw or suspend any CON or any license to operate any of the Facilities, or to terminate or decertify any participation of any of the Facilities or Professionals in the Medicare and Medicaid Programs, nor, to the knowledge of the Company, is there any decision not to renew any provider agreement related to any Facility. As used herein, the term "Professional" means any individual who is employed by or under contract with the Company or any Subsidiary to provide health care services for which a license or permit is required by any federal, state or local law.

                  (b) All cost reports ("Cost Reports") required to be filed by the Company or any Subsidiary with respect to the Facilities under Subchapters XVIII and IX of the Social Security Act, or any, other applicable governmental or private provider regulations for periods ended on or prior to the date of this Agreement have been prepared and have been filed in accordance with applicable laws, rules and regulations, and the Company and/or the Subsidiaries have paid or made provision to pay through proper recordation of any net liability reflected on or contained in all Notices of Program Reimbursement received from the Medicare and Medicaid Programs and tentative settlements for periods ended on or prior to the date of this Agreement and any similar obligations with respect to the Medicare and Medicaid Programs.
Section 3.15 of the Disclosure Schedule sets forth for each Facility the years for which Cost Reports remain to be settled.

                  (c) Consistent with the Company's record keeping practices,
Section 3.15 of the Disclosure Schedule sets forth a complete and accurate statement of (i) the bed categories for which each Facility is licensed or qualified to participate under the Medicare and Medicaid Programs, (ii) the number of beds in each such category, (iii) the number of beds in each such category that are available for use in such Facility, and (iv) the number of patients as of October 16, 1998 admitted in each Facility (A) who qualify for Medicare, (B) who qualify for Medicaid, (C) who qualify for neither Medicare nor Medicaid, (D) who qualify for other governmental programs, including, but not limited to, programs administered by the Veterans Administration, and (E) for whom reimbursement may be obtained from a non-governmental third-party or from the patient.

                  SECTION 3.16 Condition of Facilities. Except as set forth in
Section 3.16 of the Disclosure Schedule, and to the knowledge of the Company, each of the Facilities is in a good state of repair and condition, there are no dangerous conditions or defects existing upon or in any of the Facilities, and there are no (a) structural defects in any Facility that could adversely affect the operation of such Facility as presently conducted and (b) life safety code deficiency or other survey requirements which are not (i) subject to waiver or
(ii) currently the subject of a plan of correction which is being implemented.

                  SECTION 3.17 Labor Matters.

                  (a) Except as set forth on Section 3.17 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any collective bargaining agreement, and no such agreement is applicable to any employees of the Company or any Subsidiary. Except as set forth in Section 3.17 of the Disclosure Schedule, there are no controversies between the Company or any Subsidiary on the one hand, and any of such employees, on the other hand, that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company the Company and each of the Subsidiaries is in compliance in all material respects with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and no such entity has or is engaged in any unfair labor practice. Except as set forth on Section 3.17 of the Disclosure Schedule, there are no unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending, or to the knowledge of the Company, threatened, relating to the Business that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, except as set forth on Section 3.17 of the Disclosure Schedule, there are no organizational efforts presently being made in respect of any of the employees referred to above. Except as set forth in Section 3.17 of the Disclosure Schedule, neither the Company nor any Subsidiary has received written notice of any claim that the Company or any Subsidiary has failed to comply with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that the Company or any Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (b) Except as set forth in Section 3.17 of the Disclosure Schedule, there are no proceedings pending before the National Labor Relations Board with respect to any employees of the Company or any Subsidiary, nor are there any discrimination charges (relating to sex, age, religion, race, national origin, ethnicity, handicap or veteran status) pending before any federal or state agency or authority against the Company or any Subsidiary, which, individually or, in the aggregate could reasonably be expect to have a Material Adverse Effect.

                  (c) No third party has claimed or notified the Company or any Subsidiary in writing that any person employed by or otherwise affiliated with the Company or any Subsidiary has, in respect of his or her activities to date, violated any of the terms or conditions of his or her employment contract with any third party, or disclosed or utilized any trade secrets or proprietary information or documentation of any third party, or interfered in the employment relationship between any third party and any of its employees, and to the knowledge of the Company, no person employed by or otherwise affiliated with the Company or any Subsidiary has employed any trade secrets or any information or documentation proprietary to any former employer, or violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any products of the Company or any Subsidiary.

                  SECTION 3.18 Insurance. All policies of fire, liability, workers' compensation, and other forms of insurance providing insurance coverage to or for the Company or any Subsidiary or any Facility are listed in Section
3.18 of the Disclosure Schedule and, except as set forth in said Section 3.18 of the Disclosure Schedule, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect and provide insurance, including without limitation liability insurance, in such amounts and against such risks or as disclosed in Section 3.18 of the Disclosure Schedule to protect the employees, properties, assets and operations of the Company and the Subsidiaries. Except as shown in Section 3.18 of the Disclosure Schedule, all such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby.

                  SECTION 3.19 Use of Real Property. Except as set forth in
Section 3.19 of the Disclosure Schedule and except to the extent that non-compliance would not be reasonably likely to have a Material Adverse Effect, the owned and leased real properties listed in Section 3.11 of the Disclosure Schedule are used and operated in material compliance with all applicable leases, contracts, commitments, licenses and permits. Neither the Company nor any Subsidiary has received written notice of any violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to its operations or assets which violation could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, except as set forth in Section 3.19 of the Disclosure Schedule, all buildings that are covered by leases listed in Section 3.11 of the Disclosure Schedule conform in all material respects with all applicable ordinances, codes, regulations and requirements, and no law presently in effect or condition precludes or materially restricts continuation of the present use of such properties.

                  SECTION 3.20 Conditions of Assets. To the knowledge of the Company, except as set forth in Section 3.20 of the Disclosure Schedule, all tangible personal property, fixtures and equipment which comprise the assets of the Company and the Subsidiaries, or are otherwise used in connection with the Business, are in a good state of repair (ordinary wear and tear excepted) and operating condition.

                  SECTION 3.21 Employee Benefit Plans. Except as otherwise set forth in Section 3.21 of the Disclosure Schedule:

                  (a) Section 3.21 of the Disclosure Schedule lists each "employee pension benefit plan" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or any Subsidiary or to which the Company or any Subsidiary contributes or is required to contribute or in which any employee of the Company or any Subsidiary participates (a "Plan"). The Company and each Subsidiary have complied and currently are in compliance, both as to form and operation in all material respects, with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), respectively, with respect to each Plan.

                  (b) Each of the Plans which is intended to be "qualified" with the meaning of Section 401(a) of the Code does so qualify and is exempt from taxation pursuant to Section 501(a) of the Code.

                  (c) Neither the Company nor any Subsidiary has maintained, contributed to or been required to contribute to a "multi-employer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company or any Subsidiary on account of a "multi-employer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

                  (d) Other than normal claims for benefits, there is no claim pending against the Company or any Subsidiary under the Code, ERISA or other applicable law with respect to any of the Plans. Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that are required to be paid under the terms of each Plan and Section 412 of the Code; and none of the Plans nor any trust established thereunder has incurred any "accumulated funding deficiency" (as defined n Section 302 of ERISA and 412 of the Code) whether or not waived. The Company and the Subsidiaries have no current liability for plan termination or withdrawal under Title IV of ERISA.

                  (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of either of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting (except as provided in Section 2.02), or increase the amount of compensation due any such employee or officer.

                  (f) The Company has provided (or made available to) Parent with true and complete copies of (i) summary plan descriptions for each of the Plans; (ii) each trust agreement, insurance policy or other instrument relating to the funding of each of the Plans; (iii) the two most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the Internal Revenue Service or United States Department of Labor with respect to each of the Plans and (iv) the most recent audited financial statement for each of the Plans.

                  SECTION 3.22 Environmental Matters. Except as set forth in
Section 3.22 of the Disclosure Schedule, (i) the Company and the Subsidiaries conduct the Business in material compliance with all applicable environmental laws, ordinances and regulations, (ii) neither the Company nor any Subsidiary has knowledge of or has received written notice of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (collectively, an "Environmental Event") relating to the Business and (iii) to the knowledge of the Company, no notice of any Environmental Event was given to any person or entity that occupied the offices of the Company and the Subsidiaries or any Facility prior to the date such offices or Facility were occupied or used in the Business. Without limiting the generality of the foregoing, to the knowledge of the Company, neither the Company nor any Subsidiary has disposed of or placed on or in such offices or Facility any waste materials, hazardous materials or hazardous substances in violation of law.

                  SECTION 3.23 Information In Proxy Statement. None of the information included or incorporated by reference in the Proxy Statement (as hereinafter defined), including any amendments or supplements thereto, will at the time the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to the information that has been or will be supplied by Parent or Acquisition Sub or their respective representatives or Affiliates, for inclusion or incorporation by reference into the Proxy Statement. The Proxy Statement and any amendments or supplements thereto will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

                  SECTION 3.24 Fraud and Abuse. Neither the Company nor any Subsidiary or affiliate thereof or any of their respective partners, officers and directors, or, to the best knowledge of the Company, any person (including without limitation Professionals) who provides professional services under agreements with the Company, any Subsidiary or any affiliate has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, including, without limitation, 42 U.S.C. SectionSection 1320a-7, 1320a-7a and 1320a-7b, the federal CHAMPUS statute, 10 U.S.C. Section1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Section3729 et seq., or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct, including but not limited to the following:

                  (a) knowingly and willfully making or causing to be made false statement or representation of a material fact in any application for any benefit or payment;

                  (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (c) presenting or causing to be presented a claim for services under Medicare, Medicaid, CHAMPUS or other state health care program that is for an item or service that is known or should be known to be (i) not provided as claimed, or (ii) false or fraudulent;

                  (d) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                  (e) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or other state health care program, or
(ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or other state health care program; or

                  (f) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not mislead ing) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3).

                  SECTION 3.25 Health Professional's Financial Relationships. The operations of the Company and the Subsidiaries are in compliance with and do not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. Section 1395nn and 42 U.S.C.
Section 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

                  SECTION 3.26 Tax Matters.

                  (a) Except as set forth in Section 3.26 of the Disclosure Schedule, the Company and the Subsidiaries have duly and timely filed or caused to be filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements (collectively, "Tax Returns") required to be filed by them in respect of any Taxes (as hereinafter defined) for all years and periods for which such Tax Returns have become due. All such Tax Returns were correct as filed in all material respects and were not delinquent. Except as set forth in Section 3.26 of the Disclosure Schedule, the Company and the Subsidiaries have paid all taxes shown as due on such Tax Returns. Where payment of any Taxes of the Company or the Subsidiaries with respect to any taxable period ending on or prior to the Effective Time is not yet due, the Company and the Subsidiaries have established, or will establish, consistent with past practice, an adequate reserve on each such entity's books and records for the payment of all such Taxes. For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign or other taxing authority net income, franchise, sales, use, ad valorem, property, payroll, withhold-ing, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

                  (b) Except as set forth in Section 3.26 of the Disclosure Schedule, (i) no extensions of time have been granted to the Company or any Subsidiary to file any Tax Return required by applicable law to be filed by it prior to or on the Effective Time which have expired, or will expire, on or before the Effective Time without such Tax Return having been filed, (ii) no deficiency or adjustment for any Taxes has been proposed, asserted, or assessed against the Company or any Subsidiary and no federal, state or local audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes and (iii) no waiver or consent extending any statute of limitation for the assessment or collection of any Taxes, which waiver or consent remains in effect, has been executed by the Company or any Subsidiary or on behalf of the Company or any Subsidiary, nor are any requests for such waiver or consent pending.

                  (c) Each Corporate Subsidiary has been an includible member of an "affiliated group" (within the meaning of Section 1504 of the Code) in which either the Company or Transitional Health Services, Inc. ("THS") is (in the case of the Company) or was (in the case of THS (to the knowledge of the Company)) the parent since the date of such Corporate Subsidiary's incorporation; and for all taxable periods following each such Corporate Subsidiary's incorporation, each of either the Company or THS (to the knowledge of the Company), on the one hand, and the Corporate Subsidiary, on the other hand, was entitled to report its income on consolidated federal income Tax Returns filed on behalf of such affiliated group. All federal income Tax Returns required to be filed by the Company, THS (to the knowledge of the Company) and the Corporate Subsidiaries have been duly and timely filed on behalf of the Company, THS (to the knowledge of the Company) and the Subsidiaries on a consolidated basis. Except as shown on
Section 3.26 of the Disclosure Schedule, all other Tax Returns of the Company and the Corporate Subsidiaries have been filed on a separate company, non-combined, non-consolidated and non-unitary basis.

                  (d) Except as set forth on Section 3.26 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any tax-sharing or allocation agreements.

                  (e) Except as set forth on Section 3.26 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement, contract, or arrangement that would result, by reason of the consummation of any of the transactions contemplated herein, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

                  SECTION 3.27 Transactions With Affiliates. Except as described in Section 3.28 of the Disclosure Schedule or in the Company SEC Filings, no shareholder, director, officer or employee of the Company or any Subsidiary, or any member of his or her immediate family or any other of its, his or her affiliates, (i) is or was during the period from July 2, 1997 through the date hereof the subject of any material contract, agreement or understanding, business arrangement or relationship with the Company or any Subsidiary (an "Affiliate Contract") or (ii) owns or has a five percent or greater ownership interest in any corporation or other entity which is or was during the three years preceding the date hereof the subject of any Affiliate Contract.

                  SECTION 3.28 Brokers and Finders. Except for BT Alex. Brown and the fees owed to J.P. Morgan Securities Inc. and Suntrust Equitable Securities in connection with its engagement by the Company, neither the Company, nor any of its officers, directors, employees, Subsidiaries or Affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, finders' fees or similar payments in connection with this Agreement or the transactions contemplated hereby. True and correct signed copies of all agreements and engagement letters between the Company and each of BT Alex. Brown, J.P. Morgan Securities Inc. and Suntrust Equitable Securities have been delivered to Parent, which engagement letters establish the total amount owed to each of them in connection with the transactions contemplated hereby.

                  SECTION 3.29 Opinion of Financial Advisor. The Special Committee has received the opinion of J.P. Morgan Securities Inc. on October 21, 1998 to the effect that, as of such date, the consideration to be received in the Merger by the Public Shareholders is fair to such holders, from a financial point of view, a signed copy of which has been delivered to Parent.


                  SECTION 3.30 Statements True and Correct. No representation or warranty or statement contained in this Agreement or any certificate, exhibit, annex, schedule, instrument or other writing furnished or to be furnished by the Company or any Subsidiary or Affiliate of the Company to Parent pursuant to this Agreement or any other documents, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 3.31 Knowledge of the Company. Whenever used in this
Article III, "to the knowledge of the Company" (or similar language) shall mean the actual knowledge of the senior managers of the Company listed on Section
3.31 of the Disclosure Schedule after reasonable inquiry.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent represents and warrants to the Company as follows:

                  SECTION 4.01 Organization and Qualification.

                   (a) Parent is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified and in good standing to do business as a foreign corporation, and is authorized to do business, in each other jurisdiction in which the character or location of the properties owned or leased and operated by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the business, properties or condition (financial or other) of Parent and Acquisition Sub. Parent has the requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as currently conducted.

                  (b) Since the date of its incorporation, Parent has not engaged in any activity other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging financing in connection the transactions contemplated hereby.

                  SECTION 4.02 Authority Relative to Agreement. Parent has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action (including, without limitation, all necessary action of the Board of Directors and shareholders of Parent) and no other action of the part of such persons is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

                  SECTION 4.03 Non-Contravention. Neither the execution and delivery of this Agreement by Parent, nor the consummation of the transactions contemplated hereby, nor compliance by Parent with any of the terms and provisions hereof, will (i) violate, contravene, conflict with or result in a breach of any provision of Parent's Certificate of Incorporation or By-laws or any resolution adopted by the Board of Directors or shareholders of Parent, or
(ii) result in any breach or violation of, conflict with, or constitute or result in a default or event of default or event which with notice or lapse of time or both would constitute such a default or event of default under, or give rise to any right of termination, cancellation, payment or acceleration, or require any consent pursuant to, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the properties or assets owned, leased or managed by Parent under the terms or provisions of any note, bond, mortgage, license, franchise, permit, lease, indenture, agreement, contract or other instrument or obligation to which Parent is a party or to which any of the properties or assets owned or leased by Parent is bound or otherwise affected or (iii) contravene or violate any law, rule, regulation, licensing requirement, permit, order or decree of any court, arbitrator or any other agency of government or authority by which Parent is bound or by which any properties or assets owned or leased by Parent is bound or otherwise affected.

                  SECTION 4.04 Governmental Approvals. Except as set forth in
Section 4.04 of the Disclosure Schedule, no order, authorization, approval or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over Parent is required for the execution, delivery and performance of this Agreement by Parent or is necessary in order to ensure the legality, validity, binding effect or enforceability of this Agreement other than (i) filings with the Federal Trade Commission and with the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, and the rules promulgated thereunder, (ii) the filing of a Certificate of Merger with the Secretary of State of the State of Georgia and
(iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially delay or materially adversely affect the ability of Parent to consummate the transactions contemplated hereby.

                  SECTION 4.05 Proxy and Schedule 13E-3 Information. None of the information supplied or to be supplied by Parent or Acquisition Sub, or any of their respective officers, directors, employees, representatives or agents for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will (i) in the case of the definitive Proxy Statement, at the time such definitive Proxy Statement is mailed to the Company's shareholders or at the time of the Special Meeting and (ii) with respect to the Schedule 13E-3, at the time of filing with the SEC and at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, neither Parent or Acquisition Sub is making any representation or warranty with respect to the information that has been supplied by the Company or any Subsidiary to its officers, directors, employees, representatives or agents for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

                  SECTION 4.06 Brokers and Finders. No person is entitled to any brokerage or finder's fee or commission in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of Parent or Acquisition Sub.

                  SECTION 4.07 Sufficient Funds. The Company has received a copy of the commitment letter dated October 22, 1998, from Welsh, Carson, Anderson & Stowe VIII, L.P.

("WCAS VIII") and certain affiliates of WCAS VIII (collectively, the "Financing Entities"), pursuant to which the Financing Entities have committed, subject to the terms and conditions set forth herein, to provide Parent with up to an aggregate $210 million of financing (the "Financing") and, subject to the terms and conditions of this Agreement, to ensure the performance of Parent's and Acquisition Sub's obligations hereunder. The aggregate proceeds of the Financing should be sufficient to pay all amounts required to be paid pursuant to the Merger, to pay all amounts required to be paid hereunder in respect of outstanding options under the Company Stock Option Plans and to pay all related fees and expenses required to be paid by Parent, Acquisition Sub and, together with funds of the Company, the Company pursuant to this Agreement. Such commit ment letter has not been withdrawn as of the date hereof.


                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF ACQUISITION SUB

                  Acquisition Sub represents and warrants to the Company as follows:

                  SECTION 5.01 Organization and Qualification.

                  (a) Acquisition Sub is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Georgia, and is duly licensed or qualified and in good standing to do business as a foreign corporation, and is authorized to do business, in each other jurisdiction in which the character or location of the properties owned or leased and operated by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the business, properties or condition (financial or other) of Parent and Acquisition Sub. Acquisition Sub has the requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as currently conducted.

                  (b) Since the date of its incorporation, Acquisition Sub has not engaged in any activity other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging financing in connection the transactions contemplated hereby.

                  SECTION 5.02 Authorization and Validity of Agreement. Acquisition Sub has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Acquisition Sub of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action (including, without limitation, all necessary action of the Board of Directors and shareholders of Acquisition Sub) and no other action of the part of such persons is necessary to authorize the execution, delivery and perfor-mance of this Agreement. This Agreement has been duly executed and delivered by Acquisition Sub and, assuming due execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Acquisition Sub, enforceable against Acquisition Sub in accor dance with its terms.

                  SECTION 5.03 Non-Contravention. Neither the execution and delivery of this Agreement by Acquisition Sub, nor the consummation of the transactions contemplated hereby, nor compliance by Acquisition Sub with any of the terms and provisions hereof, will (i) violate, contravene, conflict with or result in a breach of any provision of the Articles of Incorporation or By-laws of Acquisition Sub or any resolution adopted by the Board of Directors or shareholders of Acquisition Sub, or (ii) result in any breach or violation of, conflict with, or constitute or result in a default or event of default or event which with notice or lapse of time or both would constitute such a default or event of default under, or give rise to any right of termination, cancellation, payment or acceleration, or require any consent pursuant to, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the properties or assets owned, leased or managed by Acquisition Sub under the terms or provisions of any note, bond, mortgage, license, franchise, permit, lease, indenture, agreement, contract or other instrument or obligation to which Acquisition Sub is a party or to which any of the properties or assets owned or leased by Acquisition Sub is bound or otherwise affected or (iii) contravene or violate any law, rule, regulation, licensing requirement, permit, order or decree of any court, arbitrator or any other agency of government or authority by which Acquisition Sub is bound or by which any properties or assets owned or leased by Acquisition Sub is bound or otherwise affected.

                  SECTION 5.04 Governmental Approvals. Except as set forth in
Section 5.04 of the Disclosure Schedule, no order, authorization, approval or consent from, or filing with, any federal or state governmental or public body or other authority having jurisdiction over Acquisition Sub is required for the execution, delivery and performance of this Agreement by Acquisition Sub or is necessary in order to ensure the legality, validity, binding effect or enforceability of this Agreement other than (i) filings with the Federal Trade Commission and with the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, and the rules promulgated thereunder, (ii) the filing of a Certificate of Merger with the Secretary of State of the State of Georgia and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially adversely affect the ability of Acquisition Sub to consummate the transactions contemplated hereby.


                                   ARTICLE VI

                               CERTAIN AGREEMENTS

                  SECTION 6.01 Conduct of the Company's Business. The Company covenants and agrees that, after the date of this Agreement but prior to the Effective Time, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                  (a) neither the Company nor any Subsidiary shall take (or agree in writing to take) any of the actions listed in clauses (i) through (xiv) of Section 3.09 or cause or allow any Managed Facility to take (or agree in writing to take) any of the actions listed in clauses
         (i) through (xiv) of Section 3.09;

                  (b) neither the Company nor any Subsidiary shall take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

                  (c) each of the Company and the Subsidiaries shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 6.01, to maintain its relationships with its suppliers, customers and third party payors, and if and as requested by Parent or Acquisition Sub, (i) the Company shall use its reasonable efforts to make reasonable arrangements for representatives of Parent or Acquisition Sub to meet with suppliers, customers and third party payors of the Company or any Subsidiary and (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition Sub with employees of the Company or any Subsidiary; and

                  (d) the Company and its Subsidiaries shall properly complete and file all reports required to be filed by them with the SEC and all other federal, state or local governmental or regulatory authorities (including self-regulatory authorities) having jurisdiction over the Company and/or the Subsidiaries and shall deliver or make available to Parent copies of all such reports promptly after the same are filed. If financial state ments are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP. As of their respective dates, such reports filed with the SEC will comply in all material respects with the federal securities laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another regulatory authority shall be prepared in accordance with all laws applicable to such reports.

                  SECTION 6.02 Stockholder Approval.

                  (a) As promptly as practicable after the execution of this Agreement, the Company shall, subject to its fiduciary duties as advised by counsel, take all action necessary in accordance with all applicable laws and its Articles of Incorporation and By-laws, to duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its shareholders to consider and vote upon the approval and adoption of this Agreement and the Merger and for such other purposes as may be necessary or desirable. The Board of Directors of the Company has determined that the Merger is advisable and in the best interests of the shareholders of the Company and shall, subject to its fiduciary duties as advised by counsel, recommend that the shareholders of the Company vote to approve and adopt this Agreement and the Merger and any other matters to be submitted to shareholders in connection therewith.

                  (b) As promptly as practicable following the date hereof, the Company shall file with the SEC a preliminary proxy or information statement pertaining to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement (it being understood and agreed that the Company shall notify Parent of the receipt of any such comments and of any requests by the SEC for amendments or supplements to the Proxy Statement or for additional information, and shall promptly supply Parent with copies of all correspondence between the Company (or its representatives) and the SEC (or its staff) with respect thereto) and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its shareholders entitled to vote upon the Merger as promptly as practicable thereafter, provided, that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel, and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders.

                  (c) The Company, Parent and any person that may be deemed to be an affiliate of the Company shall prepare and file with the SEC concurrently with the filing of the preliminary proxy or information statement described in the first sentence of Section 6.02(c) above a Statement on Schedule 13E-3 ("Schedule 13E-3") under the Exchange Act. If at any time prior to the Special Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or supplement to, said Schedule 13E-3, the Company and such person shall file such amendments or supplements.

                  (d) Each of the parties hereto agrees that if, at any time prior to the Special Meeting, any event should occur relating to or affecting the Company, Parent or Acquisition Sub, or to their respective officers or directors, which event should be described in an amendment or supplement to the Proxy Statement, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable law, distributing to the Company's shareholders such amendment or supplement.

                  SECTION 6.03 Access to Information.

                  (a) The Company shall, and shall cause the Subsidiaries and its and their respective officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives and agents of Parent reasonable access to its officers, employees, agents, properties, books, records and workpapers, and shall promptly furnish Parent all financial, operating and other information and data as Parent, through its officers, employees or agents, may reasonably request.

                  (b) Except as required by law, Parent shall hold, and will cause its respective officers, employees, representatives and agents to hold, any confidential information in accordance with the Confidentiality Agreement dated July 10, 1998 between the Company and WCAS VIII (the "Confidentiality Agreement").

                  (c) No investigation pursuant to this Section 6.03 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

                  SECTION 6.04 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings (including without limitation any necessary filings under the HSR Act).

                  SECTION 6.05  Inquiries and Negotiations; Certain Payments.

                  (a) From and after the date of this Agreement until the termination of this Agreement pursuant to Section 8.01, the Company, the Subsidiaries and their respective officers, directors, employees, representatives and other agents will not, directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with (it being understood that the issuance of the press release issued by the Company upon the execution of this Agreement shall not be deemed to violate this provision) or, subject to the fiduciary duties of the Company's Board of Directors as advised by counsel, continue or participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, any Third Party in connection with any proposed merger, consolidation, sale of any Subsidiary or division that is material to the business of the Company and the Subsidiaries, sale of shares of capital stock or other equity securities, tender or exchange offer, recapitalization, debt restructuring or similar transaction involving the Company (such transactions being hereinafter referred to as "Alternative Transactions").

                  (b) From and after the date of this Agreement until the termination of this Agreement pursuant to Section 8.01, the Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is made or received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction, and shall, in any such notice to Parent, indicate the identity of the Third Party and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Without limiting the generality of the foregoing, the Company shall provide Parent with not less then (i) two business days' notice prior to the execution by the Company of any definitive agreement with respect to any Alternative Transaction and (ii) two days' notice (or the longest notice legally permissible in the reasonable determination of counsel for the Company, if less than two days) of any public announcement relating to any Alternative Transaction. Prior to furnishing any non-public information to, or entering into negotiations or discussions with, any Third Party, the Company will obtain an executed confidentiality agreement from such Third Party on terms substantially the same as, or no less favorable to the Company in any material respect than, those contained in the Confidentiality Agreement. The Company shall not release any Third Party from, or waive any provision of, any such confidentiality agreement or any other confidentiality or standstill agreement to which the Company is a party.

                  (c) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to Parent, within two business days following such Payment Event, a fee of Three Million Dollars ($3,000,000) in cash. "Payment Event" means (i) the termination of this Agreement by Parent pursuant to Section 8.01(d); (ii) the termination of this Agreement by the Company pursuant to
Section 8.01(f) or (iii) the occurrence of any of the following events within twelve months after the date of termination of this Agreement (other than a termination pursuant to Section 8.01(c) or (e)) whereby shareholders of the Company receive, pursuant to such event, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its subsidiaries otherwise held by the shareholders of the Company after such event, in excess of Sixteen Dollars ($16.00) per Share: (w) the Company is acquired by merger or otherwise by a Third Party; (x) a Third Party acquires more than 50% of the total assets of the Company and the Subsidiaries, taken as a whole; (y) a Third Party acquires more than 50% of the outstanding Shares or (z) the Company adopts and implements a plan of liquidation or share repurchase relating to more than 50% of the outstanding Shares or an extraordinary dividend relating to more than 50% of the assets of the Company and the Subsidiaries, taken as a whole.

                  (d) The Company acknowledges that the agreements contained in this Section 6.05 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Acquisition Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 6.05, and, in order to obtain such payment, Parent and/or Acquisition Sub commences a suit which results in a judgment against the Company for the fee set forth in this Section 6.05, the Company shall also pay to Parent and Acquisition Sub their costs and expenses incurred in connection with such litigation. Notwithstanding the foregoing, each party shall bear its own costs and expenses incurred in connection with any litigation over the reasonableness and/or documentation of any expenses submitted for reimbursement hereunder.

                  (e) This Section 6.05 shall survive any termination of this Agreement, however caused.

                  SECTION 6.06 Notification of Certain Matters. The Company shall give notice as promptly as practicable to Parent and Acquisition Sub, and Parent and Acquisition Sub shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition Sub, as the case may be, or any officer, director, employee, representative or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                  SECTION 6.07  Indemnification.

                  (a) The Articles of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and By-laws as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, on or prior to the Effective Time, were directors, officers, employees or agents of the Company (collectively, the "Indemnified Parties"), unless such modification is required by law. Parent shall guarantee the obligations of the Surviving Corporation with respect to indemnification of the Indemnified Parties under such provisions and under the Company's indemnification agreements with its directors and officers.

                  (b) For a period of six years after the expiration date of the Company's current policy, the Surviving Corporation shall maintain officers' and directors' liability insurance for periods prior to the Effective Time covering those Indemnified Parties who are currently covered by the Company's directors' and officers' liability insurance policy, a copy of which has heretofore been delivered to Parent, on terms no less favorable than the terms of such current insurance coverage, provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently payable by the Company for such insurance, provided, further, however, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (c) Following the Merger, if the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 6.07.

                  (d) This Section 6.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on the successors and assigns of the Surviving Corporation.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01 Conditions to the Merger Relating to Parent and Acquisition Sub. The obligation of Parent and Acquisition Sub to effect the Merger shall be subject, at their option, to the fulfillment at or prior to the Effective Time of the following conditions:

                           (a) this Agreement and the Merger shall have been approved and adopted by (i) a majority of the shares voted with respect to the Merger that are owned by persons not affiliated with, or owning equity in, Parent or Acquisition Sub and (ii) the requisite vote of the shareholders of the Company under the Georgia Code;

                           (b) the expiration or earlier termination of any waiting period under the HSR Act shall have occurred, and no action shall have been instituted by the United States Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall not have been withdrawn or terminated;

                            (c) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would (i) restrain the effective operation of the business of the Company and the Subsidiaries from and after the Effective Time or (ii) prevent the consummation of the Merger as contemplated hereby;

                           (d) other than the filing of the Merger Certificate in accordance with the Georgia Code, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmen tal or regulatory entity, the failure of which to obtain, make or occur could reasonably be expected to have a material adverse effect on the business, properties, results of operation or condition (financial or other) at or after the Effective Time of the Surviving Corporation or its Subsidiaries, shall have been obtained, been filed or have occurred;

                           (e) all representations and warranties of the Company that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct in all respects and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case (i) as of the date of this Agreement and (ii) as of the Effective Time, except to the extent such representations and warranties speak as of an earlier date, and Parent shall have received a certificate signed on behalf of the Com pany by a proper officer of the Company to such effect;

                           (f) each of the Company and its Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by a proper officer of the Company to such effect;

                           (g) Parent shall have received an opinion of King & Spalding, counsel to the Company in the form attached hereto as Exhibit A;

                           (h) the aggregate number of Dissenting Shares shall not constitute more than 15% of the number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (calculated on a fully diluted basis);

                           (i) since the date of this Agreement, neither the Company nor any of its Subsidiaries shall have suffered a Material Adverse Effect; and

                           (j) there shall be no action, suit, investigation, proceeding or claim pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or their respective properties or rights or any Facility, before any governmental body or arbitration board or tribunal, the outcome of which, either alone or together with similar actions, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 7.02 Conditions to the Merger Relating to the Company. The obligation of the Company to effect the Merger shall be subject, at its option, to the fulfillment at or prior to the Effective Time of the following conditions:

                           (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company and by Parent and Acquisition Sub;

                           (b) the expiration or earlier termination of any waiting period under the HSR Act shall have occurred, and no action shall have been instituted by the United States Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall not have been withdrawn or terminated;

                           (c) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby;

                           (d) all representations and warranties of Parent and Acquisition Sub that are qualified with reference to a material adverse effect or materiality shall be true and correct in all respects and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case (i) as of the date of this Agreement and (ii) as of the Effective Time, except to the extent such representations and warranties speak as of an earlier date, and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by a proper officer of Parent and Acquisition Sub to such effect;

                           (e) each of Parent and Acquisition Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by a proper officer of Parent and Acquisition Sub to such effect;

                           (f) the Company shall have received an opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to Parent and Acquisition Sub, in the form attached hereto as Exhibit B; and

                           (g) there shall be no action, suit, investigation, proceeding or claim pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition Sub or their respective properties or rights, before any governmental body or arbitration board or tribunal, the outcome of which, either alone or together with similar actions, could reasonably be expected to have a material adverse effect on the business, properties, results of operation or condition (financial or other) of Parent and Acquisition Sub taken as a whole.


                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

                  SECTION 8.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

                  (a) by mutual action of the Boards of Directors of Parent and the Company;

                  (b) by either Parent or the Company, if (i) the conditions to its obligations under Section 7.01 or Section 7.02, as the case may be, shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the other party on or before March 31, 1999, including, without limitation (provided that there shall not have occurred any event giving Parent the right of termination under Section 8.01(d)(iii) or (iv)) by reason of a vote of shareholders disapproving the Merger or (ii) the Merger shall not have been effected on or prior to the close of business on March 31, 1999, provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur before such date;

                  (c) by either Parent or the Company, if any permanent injunction or action by any court or other governmental entity or regulatory authority of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable, provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall have used all reasonable efforts to remove such injunction or overturn such action; or

                  (d) by Parent if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct in any material respect, in each case either as of when made or at any time thereafter, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Company, (iii) the Board of Directors of the Company (x) withdraws or amends or modifies in a manner adverse to Parent or Acquisition Sub its recommendation or approval in respect of this Agreement or the Merger, (y) makes any recommendation with respect to an Alternative Transaction (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Alternative Transaction, or (z) takes any material action that would be prohibited by Section 6.05 or (iv) the Company enters into a definitive written agreement relating to an Alternative Transaction; or

                  (e) by the Company, if (i) there has been a breach of any representations or warranties of Parent set forth herein the effect of which breach could reasonably be expected to have a material adverse effect on the ability of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement or (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent; or

                  (f) by the Company, if such termination is necessary to allow the Company to enter into an Alternative Transaction that its Board of Directors has determined in good faith, by a majority vote after consultation with its financial advisors and based upon the advice of outside legal counsel to the Company, is more favorable to the shareholders of the Company than the Merger contemplated by this Agreement (provided that the termination described in this Section 8.01(f) shall not be effective unless and until the Company shall have paid to Parent in full the fee described in Section 6.05).

Any party desiring to terminate this Agreement pursuant to this Section 8.01 shall give notice to the other party in accordance with Section 9.05.

                  SECTION 8.02 Effect of Termination. Except as provided in Sections 6.05 and 9.02 hereof, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 8.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach hereof.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time, provided that this Section 9.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

                  SECTION 9.02  Expenses, Etc.

                  (a) In the event that the transactions contemplated by this Agreement are not consummated, then, except as set forth in Section 6.05, neither the Company, on the one hand, nor Parent and Acquisition Sub, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agree ment, including the fees and expenses of counsel, accountants, consultants, investment bankers and other advisors and experts.

                  (b) In the event that the transactions contemplated by this Agreement are consummated, the Company shall pay, at the Effective Time, all of its fees and expenses incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, consultants, investment bankers and other advisors and experts, and the Company shall pay all such fees and expenses incurred by Parent and Acquisition Sub.

                  SECTION 9.03 Publicity. The Company and Parent agree that they will not issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld, except that the Company or Parent may make such public disclosure that it believes in good faith to be required by law (in which event such party shall consult, to the extent possible, with the other prior to making such disclosure).

                  SECTION 9.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered in person or by facsimile transmission.

                  SECTION 9.05 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

                  If to Parent or Acquisition Sub to it:

                           In care of Welsh, Carson, Anderson & Stowe
                           320 Park Avenue, Suite 2500
                           New York, NY 10022
                           Facsimile No.: (212) 893-9575
                           Attention: Lawrence B. Sorrel

                  with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, NY 10111
                           Facsimile No.: (212) 841-5725
                           Attention:  William J. Hewitt, Esq.

                  If to the Company, to:

                           Centennial Healthcare Corporation
                           400 Perimeter Center Terrace, Suite 650
                           Atlanta, Georgia
                           Facsimile No: (770) 730-1350
                           Attention:  J. Stephen Eaton
                             Chairman of the Board, President
                              and Chief Executive Officer

                           Bertil Nordin
                           Chairman of the Special Committee
                             of the Board of Directors of
                             Centennial Healthcare Corporation
                           14 Ball Creek Way
                           Dunwoody, Georgia   30350

                  with copies to:

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, GA 30303-1763
                           Facsimile No.: (404) 572-5100
                           Attention: Paul A. Quiros, Esq.

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street, Suite 2800
                           Atlanta, Georgia   30309-4530
                           Facsimile No.: (404) 815-6555
                           Attention: David A. Stockton, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

                  SECTION 9.06 Waivers. The Company, on the one hand, and Parent and Acquisition Sub, on the other hand, may, (i) extend the time for the performance of any of the bligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  SECTION 9.07 Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any why the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement or the Disclosure Schedule unless otherwise indicated. References to this Agreement shall be deemed to include all Exhibits and Sections of the Disclosure Schedule, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization.

                  SECTION 9.08 Entire Agreement. This Agreement (including the Disclosure Schedule and Exhibits hereto and other documents and instruments executed at the Effective Time in connection herewith) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

                  SECTION 9.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to principles of conflict of laws.

                  SECTION 9.10 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                  SECTION 9.11 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, provided, however, that the provisions of Section 6.07 hereof shall accrue to the benefit of, and shall be enforceable by, each of the current and former directors and officers of the Company.

                  SECTION 9.12 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

                  SECTION 9.13 Amendments. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Acquisition Sub and the Company with respect to any of the terms contained herein, provided, however, that after any approval and adoption of this Agreement by the shareholders of the Company, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such shareholders, without the further approval of such shareholders.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agree ment and Plan of Merger as of the day and year first above written.


                                        COUGAR HOLDINGS CORPORATION



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:

                                        COUGAR ACQUISITION CORP.



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:

                                        CENTENNIAL HEALTHCARE CORPORATION



                                        By
                                          -------------------------------------
                                        Name:
                                        Title:

                             INDEX TO DEFINED TERMS

                 THIS INDEX IS INCLUDED FOR CONVENIENCE ONLY AND
                   DOES NOT CONSTITUTE A PART OF THE AGREEMENT


   Term                                                       Section Reference
-----------                                                   -----------------
"Acquisition Sub"                                             Recitals
"Affiliate Contract"                                          3.28
"Agreement"                                                   Recitals
"Alternative Transactions"                                    6.05(a)
"Audited Balance Sheet"                                       3.05
"Authorizations"                                              3.15(a)
"Business"                                                    3.11(a)(i)
"Certificate"                                                 2.03(b)
"Closing"                                                     1.04
"Closing Date"                                                1.04
"Code"                                                        3.21(a)
"Company"                                                     Recitals
"Company Board"                                               Recitals
"Company Common Stock"                                        2.01(b)
"Company SEC Filings"                                         3.06(a)
"Company Stock Option Plans"                                  2.02
"Computer Systems"                                            3.13(d)
"CON"                                                         3.15(a)
"Confidentiality Agreement"                                   6.03(b)
"Constituent Corporations"                                    Recitals
"Corporate Subsidiaries"                                      3.01(a)
"Cost Reports"                                                3.15(b)
"Dissenting Shares"                                           2.04(a)
"Effective Time"                                              1.03
"Environmental Event"                                         3.22
"ERISA"                                                       3.21a)
"Exchange Act"                                                3.06(a)
"Exchange Agent"                                              2.03(a)
"Exchange Fund"                                               2.03(a)
"Facility"                                                    3.01(d)
"Financing"                                                   4.07
"Financing Entities"                                          4.07
"GAAP"                                                        3.06
"Georgia Code"                                                1.01
"HSR Act"                                                     3.08



   Term                                                       Section Reference
----------                                                    -----------------
"Indemnified Parties"                                         6.07(a)
"Independent Advisor"                                         Recitals
"Intangible Rights"                                           3.12
"Interim Balance Sheet"                                       3.05
"Managed Facility"                                            3.01(d)
"Medicare and Medicaid Programs"                              3.15(a)
"Material Adverse Effect"                                     3.01(a)
"Merger"                                                      1.01
"Merger Consideration"                                        2.01(c)
"NASD"                                                        3.08
"Parent"                                                      Recitals
"Partnership Subsidiaries"                                    3.01(b)
"Payment Event"                                               6.05(c)
"Permitted Liens"                                             3.10
"Plans"                                                       3.21(a)
"Professional"                                                3.15(a)
"Proprietary Facility"                                        3.01(d)
"Proprietary Software"                                        3.13(a)
"Proxy Statement"                                             6.02(b)
"Public Shareholders"                                         Recitals
"Regulations"                                                 3.15(a)
"SEC"                                                         3.06(a)
"Securities Act"                                              3.06(a)
"Schedule 13E-3"                                              6.02(c)
"Schedule 14D-9"                                              1.02(b)
"shareholders"                                                Recitals
"Shares"                                                      2.01(c)
"Social Security Act"                                         3.15(a)
"Special Committee"                                           Recitals
"Special Meeting"                                             6.02(a)
"Subsidiary"                                                  3.01(d)
"Surviving Corporation"                                       Recitals
"Third Party"                                                 6.05(a)
"Third Party Software"                                        3.13(a)
"Taxes"                                                       3.26(a)
"Tax Returns"                                                 3.26(a)
"THS"                                                         3.26(c)
"WCAS VIII"                                                   4.07
"Year 2000 Compatible"                                        3.13(d)
